Exhibit 3.2

CERTIFICATE OF INCORPORATION

OF

SALLIE MAE FUNDING CORPORATION

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies:
FIRST:      The name of the Corporation is Sallie Mae Funding Corporation.
SECOND:      The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
THIRD:      The purposes of the Corporation are:
(a)      to acquire from time to time, own, hold, sell, assign and pledge education loans to students and parents of dependent students, including education loans made under the Federal Family Education Loan Program (“Student Loans”);
(b)      to enter into any agreement relating to the acquisition, sale, servicing, administration and guaranteeing of Student Loans (and any proceeds or further rights associated therewith) with any lender, holder, servicer, administrator, guaranty agency or other state or federal agency or instrumentality and to sell Student Loans to trusts (the “Trusts”) pursuant to one or more sale agreements, pooling agreements, trust agreements or other agreements (collectively, the “Agreements”);
(c)      to sell and deliver any class of certificates or other securities (collectively, the “Certificates”) issued by the Trusts under the related Agreements;

(d)      to sell and deliver one or more series and classes of bonds, notes or other evidences of indebtedness secured or collateralized by one or more pools of Student Loans or by Certificates of any class issued by one or more Trusts (collectively, the “Notes”);
(e)      to hold and enjoy all of the rights and privileges of any Certificates issued by the Trusts to the Corporation under the related Agreements;
(f)      to perform its obligations under the Agreements and
(g)      to engage in all such other activities and to exercise all such other powers permitted to corporations under the laws of the State of Delaware that are incidental to or connected with the foregoing business or purposes or necessary or desirable to accomplish the foregoing.
FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is five thousand (5,000) shares common stock of the par value of one dollar ($1.00) per share. Each holder of common stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Subject to the provisions of this Article FOURTH and any further provisions prescribed in accordance herewith, the holders of shares of common stock shall be entitled to receive, when and if declared by the board of directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in stock or otherwise.
FIFTH:      The name and mailing address of the incorporator is Lucy C. Weymouth, 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007.
SIXTH:      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General

Corporation Law is amended after the date of the filing of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.  No repeal or modification of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such repeal or modification. A director shall be fully protected in relying in good faith upon the books of account or other records of the Corporation or statements prepared by any of its officers or employees or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
SEVENTH:      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the By-Laws, except as otherwise expressly provided in any By-Laws made by the holders of the capital stock of the Corporation entitled to vote thereon, subject to any limitation set forth therein or in this Certificate of Incorporation and subject to the power of the stockholders to alter the by-laws adopted by the Board of Directors.
EIGHTH:      Elections of directors need not be by written ballot, except as may otherwise be provided in the by-laws.

NINTH:      (a)      At all times as any Certificates or Notes are outstanding, the Board of Directors of the Corporation shall include at least one Independent Director. When voting on matters subject to the vote of the Board of Directors, including those matters specified in this Article TENTH, notwithstanding that the Corporation is not then insolvent, each Independent Director shall take into account the interests of the creditors of the Corporation as well as the interests of the Corporation.
For purposes of Article NINTH the following terms shall have the meanings set forth below:
(i)      An “Independent Director” shall be an individual who: (A) is not and has not been employed by the Corporation or any of its subsidiaries or affiliates as a director, officer or employee within the five years immediately prior to such individual’s appointment as an Independent Director; (B) is not and has not been affiliated with a significant Customer or supplier of the Corporation or any of its subsidiaries or affiliates Within the five years immediately prior to such individuals appointment as an Independent Director; (C) is not and has not been affiliated with a company of which the Corporation or any of its subsidiaries and affiliates is a significant customer or supplier within the five years immediately prior to such individual’s appointment as an Independent Director; (D) does not have and has not had significant personal services contract(s) with the Corporation or any of its subsidiaries or affiliates within the five years immediately prior to such individual’s appointment as an Independent Director; (E) is not affiliated with a tax-exempt entity that receives significant contributions from the corporation or any of its subsidiaries or affiliates within the five years immediately prior to such individual’s appointment as an Independent Director; (F) is not the beneficial owner at the time of such individual’s appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any class of common stock of the Corporation or any of its subsidiaries or affiliates the value of which constitutes more than 5% of such individual’s net worth; (G) is not a spouse, parent, sibling or child of any person described in (A) through (F); and (H) is not and was not a major creditor of the Corporation or any of its subsidiaries or affiliates within the five years prior to such appointment as an Independent Director.
(ii)      An “affiliate” of a person, or a person “affiliated with,” a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.
(iii)      The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.
(iv)      The term “person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
(v)      A “subsidiary” of the Corporation shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries, by the Corporation.

(vi)      A “significant customer of the Corporation or any of subsidiaries of affiliates” shall mean a customer from which the Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of the Corporation received payments in consideration for the products and services of the Corporation and its subsidiaries and affiliates which are in excess of 3% of the consolidated gross revenues of the Corporation and its subsidiaries during such fiscal year.
(vii)      A “significant . . . supplier of the Corporation or any of its subsidiaries or affiliates” shall mean a supplier to which the Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of the Corporation made payments in consideration for the supplier’s products and services in excess of 3% of the consolidated gross revenues of the Corporation and its subsidiaries during such fiscal year.
(viii)      the Corporation or any of its subsidiaries and affiliates shall be deemed a “significant customer” of a company if the Corporation and any of its subsidiaries and affiliates collectively were the direct source during such company’s last fiscal year of in excess of 5% of the gross revenues which such company received from the sale of its products and services during such fiscal year.
(ix)      the Corporation or any of its subsidiaries and affiliates shall be deemed a “significant . . . supplier” of a company if the corporation and any of its subsidiaries or affiliates collectively received in such company’s fiscal year payments from such company in excess of 53 of the gross revenues which such company received during such fiscal year for the sale of its products and services.
(x)      A person shall be deemed to have “significant personal services contract(s) with the Corporation or any of its subsidiaries or affiliates” if the fees and other compensation received by the person pursuant to personal services contract(s) with the Corporation and any of its subsidiaries or affiliates exceeded or would exceed 5% of his or her gross revenues during the last calendar year.

(xi)      A tax-exempt entity shall be deemed to receive “significant contributions from the Corporation or any of its subsidiaries or affiliates” if such tax-exempt entity received during its last fiscal year, or expects to receive during its current fiscal year, contributions from the Corporation or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of the Corporation or any of its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.
(xii)      A person shall be deemed to be a “major creditor of the Corporation or any of its subsidiaries or affiliates” if it is a financial institution which the Corporation, such subsidiary or affiliate owes outstanding indebtedness for borrowed money in a sum exceeding more than 5% of the Corporation’s total consolidated assets.
TENTH:      Notwithstanding any other provisions of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the affirmative vote of 100 per cent of the Board of Directors, including the affirmative vote of each Independent Director, do any of the following:
(a)      engage in any business or activity other than in accordance with Article THIRD;
(b)      incur any indebtedness, or assume or guarantee any indebtedness of any other entity, other than (A) indebtedness incurred in connection with the execution of any Agreement or the acquisition of Certificates, (B) indebtedness to the Student Loan Marketing Association (“Sallie Mae”) or any affiliate thereof incurred in connection with the acquisition of Student Loans which indebtedness from time to time may be represented by notes issued by the Corporation to Sallie Mae that will be subordinate to the Certificates and Notes and will only be payable to the extent the Corporation has available cash to pay such indebtedness, (C) salaries, fees and expenses to its professional advisors and counsel, directors, officers and employees, (D) indebtedness where the person to whom the indebtedness is owing has delivered to the Corporation an undertaking that it will not institute against, or join any other person in instituting against, the Corporation any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after all certificates and Notes are paid in full, or look to property or assets of the Corporation in respect of such obligations and that such obligations shall not constitute a claim against the Corporation in the event that the Corporation’s assets are insufficient to pay in full such obligations and (E) other indebtedness not exceeding $75,000 at any one time outstanding, on account of incidentals or services supplied or furnished to the Corporation;
(c)      dissolve or liquidate, in whole or in part;
(d)      consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity; or
(e)      institute proceedings to be adjudicated bankrupt or insolvent; or consent to the institution of bankruptcy or insolvency proceedings against it; or file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a Substantial property; or make any assignment for the benefit of creditors; or admit in writing its ability to pay its debts generally as they become due; or take any corporate action in furtherance of any such action.

ELEVENTH:      The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of this Corporation.
TWELFTH:      The Corporation shall not, without the prior written consent of each of its Independent Directors, amend, alter, change or repeal Articles THIRD, FOURTH, NINTH, TENTH OR TWELFTH, of this Certificate of Incorporation.  Subject to this Article TWELFTH, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.
THIRTEENTH:      The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation, and the following persons, having the indicated mailing addresses, shall serve as the initial directors of the Corporation until the first annual meeting of the stockholders of the Corporation or until their respective successor or successors are elected and qualify or until their earlier resignation, removal or death:
Name                                                                                                   Mailing Address

Denise B. McGlone                                                                           1050 Thomas Jefferson Street, N.W.
                                                                                                              Washington, D.C. 20007

Robert R. Levine                                                                                1050 Thomas Jefferson Street, N.W.
                                                                                                              Washington, D.C. 20007

WITNESS my signature this 26th day of July, 1995.
/s/ Lucy C. Weymouth
    Lucy Weymouth
    Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SALLIE MAE FUNDING CORPORATION

Sallie Mae Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                      That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution as of October 24, 1995:

RESOLVED, that the Board of Directors deems it advisable to amend the Corporation’s Certificate of Incorporation to delete Article Third, paragraphs (b) and (c), in their entirety and to replace them with the following new paragraphs:

“(b)           to enter into any agreement relating to the acquisition or sale of Student Loans by the Corporation or the servicing, administration or guaranteeing by other persons of Student Loans owned by it (and any proceeds or further rights associated therewith) with any lender, holder, servicer, administrator, guaranty agency or other state or federal agency or instrumentality and to sell Student Loans to trusts (the “Trusts”) pursuant to one or more sale agreements, pooling agreements, trust agreements or other agreements (collectively, the “Agreements”), provided that 30 days prior to any sale by the Corporation of Student Loans to a Trust which will finance such purchase with Certificates and/or Notes (as defined below), the Corporation will give written notice of such sale to each of the rating agencies that has rated any then outstanding Certificates or Notes issued by a Trust;

(c)           to sell and deliver any class of certificates or other equity securities (collectively, the “Certificates”) issued by the Trusts under the related Agreements;”

SECOND:                      That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent, as of October 29, 1995, to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD:                      That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Corporation has caused this certificate of Amendment to be executed by the undersigned individual as of this 24th day of October, 1995.

SALLIE MAE FUNDING CORPORATION

Attested: /s/ Lucy C. Weymouth                                     By: /s/ Denise B. McGlone
Lucy C. Weymouth                                           Denise B. McGlone
Assistant Secretary                                           President

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SALLIE MAE FUNDING CORPORATION

Sallie Mae Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                      That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution as of October 26, 1995:

RESOLVED, that the Board of Directors deems it advisable to amend the Corporation’s Certificate of Incorporation to delete the first sentence of Article Ninth in its entirety and to replace it with the following new sentence:

“At all times as any Certificates or Notes are outstanding, the Board of Directors of the Corporation shall include at least two Independent Directors.”

SECOND:                      That in lieu of i meeting and vote of stockholders, the stockholders have given unanimous written consent, as of October 26, 1995, to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD:                      That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by the undersigned individual as of this 24th day of October, 1995.

                  SALLIE MAE FUNDING CORPORATION

Attested: /s/ Lucy C. Weymouth                     By: /s/ Denise B. McGlone
Lucy C. Weymouth                                                             Denise B. McGlone
Assistant Secretary                                                             President

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CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

SALLIE MAE FUNDING CORPORATION

Sallie Mae Funding Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:                      That the Board of Directors of said corporation, by unanimous written consent, adopted the following resolution as of March 26, 1996:

RESOLVED, that the Board of Directors deems it advisable to amend the Corporation’s Certificate of Incorporation to delete Article FIRST in its entirety and to replace it with the following new Article FIRST:

FIRST:                      The name of the Corporation shall be “SLM Funding Corporation.”

SECOND:                      That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent, as of March 26, 1996, to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD:                      That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be executed by the undersigned individual as of this 26th day of March, 1996.

                  SALLIE MAE FUNDING CORPORATION

Attested: /s/ Lucy C. Weymouth                     By: /s/ Denise B. McGlone
Lucy C. Weymouth                                                             Denise B. McGlone
Assistant Secretary                                                             President

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CERTIFICATE OF CONVERSION

TO LIMITED LIABILITY COMPANY

OF SLM FUNDING CORPORATION

FIRST:                      SLM FUNDING CORPORATION was incorporated on July 26, 1995 under the laws of the State of Delaware.

SECOND:                      SLM FUNDING CORPORATION was the name of the entity to be converted to a Delaware limited liability company immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

THIRD:                      The name of the Delaware limited liability company into which SLM FUNDING CORPORATION will be converted is SLM FUNDING LLC,

FOURTH:                      This conversion has been approved in accordance with the provisions of Section 266(b) of the Delaware General Corporation Law, as amended.

FIFTH:                      The conversion shall become effective at 11:59 p.m. eastern standard time on December 31, 2002.

IN WITNESS WHEREOF the undersigned has executed this Certificate of Conversion to Limited Liability Company of SLM FUNDING CORPORATION this 11th day of December, 2002.

/s/ Carol R. Rakatansky
Carol R. Rakatansky, Assistant Secretary

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CERTIFICATE OF FORMATION

OF

SLM FUNDING LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions of Section 18-201 of the Delaware Limited Liability Company Act hereby certifies that:

FIRST:                      The name of the limited liability company (hereinafter called the “limited liability company”) is SLM FUNDING LLC.

SECOND:                      The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.

THIRD:                      The formation shall become effective at 11:59 p.m. eastern standard time on December 31, 2002.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 11th day of December, 2002.

/s/ Carol R. Rakatansky
Carol R. Rakatansky, Authorized Person

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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT CHANGING ONLY THE
REGISTERED OFFICE OR REGISTERED AGENT OF A
LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:
1.           The name of the limited liability company is SLM FUNDING LLC.
2.           The Registered Office of the limited liability company in the State of Delaware is changed to 2711 Centerville Road, Suite 400, in the City of Wilmington, Zip Code 19808.  The name of the Registered Agent at such address upon whom process against this limited liability company may be served is Corporation Service Company.

By: /s/ Deb Reeves
Authorized Person

Name. Deb Reeves
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